As filed with the Securities and Exchange Commission on October 28, 2014
Registration No. 333-195651

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Reraise Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	3944	46-3787845
(State of Incorporation)	(Primary Standard Industrial	(IRS Employer
	Classification Number)	Identification Number)

Reraise Gaming Corporation
7285 S. Dean Martin Dr. #100
Las Vegas, NV 89118

Telephone 702-514-7111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

All Communications to:

Ron Camacho – President
Reraise Gaming Corporation
7285 S. Dean Martin Dr. # 100
Las Vegas, NV 89118
Telephone 702-514-7111

Aspen Asset Management, Inc.
6623 Las Vegas Blvd. South
Las Vegas, NV 89119
Telephone 702-360-0652
  (Address, including zip code, and telephone number,
including area code, of agent for service)

 (Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Amount of shares of common stock to be registered(1) (2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)

Common Stock, par value $$0.001 per share	2,366,500	$.50	$1,292,000	$166.41

(1)	Represents 2,366,500 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement.
(2)
In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	Our shareholders will sell their shares at the price of $.50 per share.
(4)	Calculated in accordance with Rule 457(a) of the Securities Act of 1933 as amended using $.00012880 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______________, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Reraise Gaming Corporation
2,366,500 Common Shares

Selling shareholders are offering up to 2,366,500 shares of common stock.  The selling shareholders will offer their shares at a fixed price of $.50 per share. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”)..  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board.  After the effective date of the registration statement relating to this prospectus, we hope to have an application filed by a market maker approved by the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  Glendale Securities has filed a Form 211 for us with FINRA; we have no other agreement with Glendale Securities as to provision of any other services. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or on any listed exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2014.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Summary Information	4

Risk Factors	6

Use Of Proceeds	12

Determination Of Offering Price	12

Dilution	12

Selling Shareholders	12

Plan Of Distribution	16

Legal Proceedings	17

Directors, Executive Officers, Promoters, And Control Persons	17

Security Ownership Of Certain Beneficial Owners And Management	18

Description Of Securities	19

Interest Of Named Experts	20

Disclosure Of Commission Position On Indemnification For Securities Liabilities	20

Description Of Business	21

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations	23

Certain Relationships And Related Transactions	26

Market For Common Equity And Related Stockholder Matters	26

Executive Compensation	28

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure	29

Financial Statements	30

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “Reraise” the “Company,” “we,” “us,” and “our” refer to Reraise Gaming Corporation, a Nevada corporation.

SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Company Organization

Reraise Gaming Corporation (“us”, “we” or “our”) is a Nevada corporation formed on October 2, 2013, by our President and sole director, Ron Camacho to develop and distribute various poker games. Our principal executive office is located at 7285 S. Dean Martin Drive #100, Las Vegas, NV 89118. Our mailing address is 7582 Las Vegas Blvd South, Ste 213, Las Vegas, NV 89123-1060.  Our telephone number is 702-514-7111.

Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; and (iii) development of our poker games. We currently have several games developed or under development.

Our portfolio development team has a very rigid 8 step development requirement for us to buy or finish developing a game.  The game must meet the following steps:
1.	Purchase or finish developing a game.
2.	File for provisional patent
3.	File for non provisional patent.
4.	Apply for domestic trademark.
5.	Apply for international trademark.
6.	Develop the application.
7.	Obtain mathematical analysis of the game
8.	Market the game with the intention of licensing it.

This process can take between 12 to 18 months in total.

As recent as July 8, 2014 our most recent publication for US Trademark SN 86205311 named All Flop was published by the USPTO. All Flop is another card game in our portfolio. Our original filing took place on February 26, 2014. All Holdem is also available on ITunes along with our other popular game Sin City Holdem.  This is in addition to our current portfolio of Sin City Holdem, Royal Holdem and Back Jack. We anticipate adding more patented card games to our portfolio this year and next year. Our timing is also predicated on the United States Patent office approval process.

We currently have the following United States trademarks:

Trademark
ALL FLOP HOLD ’EM	86205311
SIN CITY HOLD ’EM	900284345
ROYAL HOLD ’EM	86205295

We currently have the following United States patents:

Patent
ROYAL HOLD ’EM	7,469,900 B2
SIN CITY HOLD ’EM	4360P3786

From our inception on October 2, 2013, until the date of this filing we have had limited operating activities. Since October 2, 2013, (inception) to date we had no revenues. From inception to June 30, 2014, we have a net loss of $2,669,603. Our auditors have expressed substantial doubt as regarding the company’s ability to continue as a going concern.

From inception until  June 30, 2014 we raised an aggregate of $41,751 from the sale of our common stock. We used the proceeds of the offering for working capital. While we have expended considerable effort and funding to purchase and/or file additional patents and patent pendings, we have achieved no revenues and will require additional funding to further implement our business plan and achieve cash flow from operations.  We anticipate each game that we purchase or patent will cost us approximately $60,000.  Once we are a public company we will have to obtain additional funding.  If we are unable to raise additional funding our business could fail.

Our website is Reraise gaming.com

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•
The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•
The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or
•	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of June 30, 2014, we had 17,271,000 shares of common stock outstanding.

Selling shareholders are offering up to 2,366,500 shares of common stock. The selling shareholders will offer their shares at $.50 per share.

We will pay all expenses of registering the securities, estimated at approximately $38,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

The tables and information below are derived from our audited financial statements for the period from October 2, 2013 (Inception) to December 31, 2013 and our unaudited financial statements for the six months ended June 30, 2014.  Our working capital as of December 31, 2013 was $32,155. As of June 30, 2014, we had cash on hand of $29,359.

June 30, 2014
Financial Summary (Audited)
Cash	$29,359
Total Assets	$34,494
Total Liabilities	$56,596
Total Stockholder’s Equity (Deficit)	$(22,102)

October 2, 2013(Inception) to June 30, 2014
Statement of Operations
Revenue	$-
Total Expenses	$2,669,603
Net Loss for the Period	$(2,669,603)
Net Loss per Share	$(0.15)

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Risks Related to Our Financial Condition

There is substantial doubt about our ability to continue as a going concern as a result of our limited operating history and financial resources, and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We incurred net losses of $2,669,603 from our inception through June 30, 2014. As a result, our independent registered public accounting firm has included an explanatory paragraph in their audit opinion that we may be unable to continue as a going concern. Our limited operating history and financial resources raises substantial doubt about our ability to continue as a going concern and our financial statements contain a going concern qualification. Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations, and our business could fail.

We are an early stage company with little or no historical performance for you to base an investment decision upon, and we may never become profitable.

We were recently formed on October 2, 2013. From our inception through December 31, 2013 we had no revenues. Accordingly, we have limited historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by early stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage company, and whether we will ever become profitable.

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

We were recently formed on October 2, 2013. From our inception through December 31, 2013 we had no revenues from operations. Because we have no revenues and lack historical financial data, including revenue data, our future revenues are unpredictable. Our operating expenses are presently approximately $2,000 per month or $24,000 annually, including public company filing costs. After this registration statement is declared effective our operating expenses will be approximately $2,000 per month or $24,000 annually, including public company reporting costs. We will require $2,000 per month or $24,000 over the next twelve months to meet our existing operational costs, which consist of rent, advertising, salaries and other general, administrative expenses to comply with the costs of being an SEC reporting company. If we cannot raise additional funding, our business could fail.

As of June 30, 2014, we had cash on hand of $29,359 for our operational needs. If we fail to generate sufficient revenues to meet our monthly operating costs of $2,000 we will not have available cash for our operating needs after approximately one month. Until we generate material operating revenues, we require additional debt or equity funding to continue our operations. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. We do not have any plans or specific agreements for new sources of funding and we have no agreements for financing in place.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $12,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Risks Related to Our Business

We will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, upon effectiveness of this registration statement which does not require a company to file all the same reports and information as a fully reporting company.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than 300 shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings of our common shares; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

If we are unable to produce commercially successful poker games, we will not be able to generate meaningful revenues.

The main factors determining the commercial success of a game include public taste, artistic merit, competition from other games released at the same time. Even if a game looks like it will be a commercial success “on paper”, there still is no accurate method of determining the levels of revenue the games will generate. If we do not produce commercially successful games, we will not be able to generate meaningful revenues and our business could fail.

We may be unable to gain market acceptance of our products which are currently under development.

Our survival is currently dependent upon the success of our efforts to gain market acceptance of our poker games that are presently under development.  Our products will ultimately represent a very small segment in the poker game industry when they are completed. Should our target market not be responsive to our poker game products we will be unable to generate sufficient revenues to become profitable.

Technology changes rapidly in the poker gaming industry and if we fail to anticipate or successfully implement new technologies into our games our revenues will be negatively impacted.

Rapid technology changes in the poker game industry require us to anticipate, sometimes years in advance, which technologies we will implement and develop in order to be competitive.  We must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, and negatively impact our revenues.

If we are unable to complete the development of our poker games we will not be able to generate meaningful revenues and you will lose your investment.

We have not completed development of any our games and we had no revenues through June 30, 2014. The success of our proposed business will depend on the completion and the acceptance of our products by the general public.

We operate in a highly competitive market among competitors who have significantly greater resources than we have and we may not be able to compete effectively.

Our competitors include well-known companies with histories of technological advances and development. They have substantially greater resources than we have and have established national presences. Because of greater resources, some of our competitors may be able to adapt more quickly to new opportunities, to devote greater resources to the promotion and sale of their products than we can, or they may introduce governmental regulations and policies to create competitive advantage. In addition, current and potential competitors have established, or may in the future establish, collaborative relationships among themselves or with third parties, including third parties with whom we have business relationships. Accordingly, new competitors or alliances may emerge and rapidly acquire significant market share.

The company does not currently have any relationships within the gaming industry to sell games.

There is no assurance that we will be able to successfully compete against either current or potential competitors, or that competition will not have a material adverse effect on our business, operating results and financial condition.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

Mr. Ron Camacho is our President, Secretary Treasurer, and sole director. In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Risks Related To Our Management

Should we lose the services of Ron Camacho, our founder, President, Secretary, Treasurer and sole director, our financial condition and proposed expansion may be negatively impacted.

Our future depends on the continued contributions of Ron Camacho, our founder, President, Secretary, Treasurer and sole director, who would be difficult to replace. The services of Mr. Camacho are critical to the management of our business and operations. We do not maintain key man life insurance on Mr. Camacho. Should we lose the services of Mr. Camacho and be unable to replace his services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Ron Camacho, our sole officer and director has other business interests which may create conflict of interests which may not be resolved in our favor

Ron Camacho, our President, Secretary, Treasurer and sole director owns and operates his own business in addition to working with the Company. He currently devotes up to ten hours per week (25% of his time) to the Company. His other business interests do not currently present a conflict of interest with his role for the Company. However, the personal interests of Mr. Camacho and his other business interests may come into conflict with our interests and those of our minority stockholders.. Additionally, we may compete with his other business interests for investment capital, technical resources, key personnel and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

 We will incur additional costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matter and our management has no experience in such matters.

Ron Camacho, our President, Secretary, Treasurer and sole director is responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to our chief executive officer and at times will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our sole director. Because our directors are not independent, there is a potential conflict between their or our interests and our shareholders’ interests since Ron Camacho, our board member is also our President, Secretary and Treasurer who will participate in discussions concerning management compensation and audit issues that may be affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any April 30 before that time, in which case we would no longer be an emerging growth company as of the following April 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Common Stock

Our President, Secretary, Treasurer and sole director together with one other shareholder has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we had 17,271,000 shares of common stock outstanding, each entitled to one vote per common share. Our President, Secretary, Treasurer and sole director, Ron Camacho holds 6,000,000 shares and All In Allen LLC, controlled by Jeffrey Dambrosia, owns 6,000,000 shares. The shares held by Camacho and Dambrosia represent approximately 69.5% of our outstanding common shares. As a result, our management has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors if he is supported by Mr. Dambrosia. This control of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Bulletin Board, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock. As of the June 30, 2014, we had 17,271,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 82,729,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

We will not receive proceeds from the sale of the shares by selling shareholders.

DETERMINATION OF OFFERING PRICE

Although the Company is offering no shares for sale in this offering, our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering was determined based on the price the selling shareholders paid for their shares. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

• Our lack of significant revenues
• Our growth potential
• The price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters. The percentages below are based upon 17,271,000 common shares outstanding.

Mr. Shinderman is the principal of Quicksilver Stock transfer and Aspen Asset Management, both of which are providing services to the Company for which they are receiving compensation in common shares. Other than that, to the best of our knowledge, none of the selling shareholders are affiliated with the Company or with each other.

Name of Beneficial Holder	Number Of Common Shares Held before the Offering	Percentage owned before the Offering(1)	Number of Common Shares Being Offered	Number of Common Shares held after Offering assuming all Common Shares being registered are Sold	Percentage held after offering assuming all Common Shares being registered are sold

All in Allen LLC (2)	6,000,000	35.81%	0	6,000,000	35.81%
Lucy Attolico (3)	2,000	0.01	2,000	0	0
Rocco Attolico (3)	4,000	0.02	4,000	0	0
Elena Baldina	1,000,000	5.97	1,000,000	0	0
Jethro Barlow	5,000	0.03	5,000	0	0
Gordon Battle III	2,000	0.02	2,000	0	0
Victoria E. Caldwell	2,000	0.01	2,000	0	0
Ron Camacho	6,000,000	35.81	0	6,000,000	35.81%
Nancy Carson	500	0.00	500	0	0
David Chicotsky	20,500	0.12	5,500	0	0
Thomas F, Collins	2,500	0.01	2,500	0	0
Henry & Diana Corro	8,000	0.05	8,000	0	0
Michaela Blardony Dolor	500	0.00	2,000	0	0
James J. Feist	2,500	0.01	2,500	0	0
Larry Forsythe	20,000	0.12	20,000	0	0
Arthur David Goltz Jr.	10,000	0.06	10,000	0	0
Kimberly L. Gelber-Boyd	500	0.00	500	0	0
Jacob Charles Hack	500	0.00	500	0	0

Ting Ho	5,000	0.03	5,000	0	0
David Jackson	500	0.00	500	0	0
Rosalind Juarbe	500	0.00	500	0	0
John Kjersgard	500	0.00	500	0	0
Brandon Knudson	5,000	0.03	5,000	0	0
Michelle Masiello	2,000	0.01	2,000	0	0
Mampre Minci	200,000	1.19	50,000	0	0
Joanne Misuraca	90,000	0.54	90,000	0	0
Antonio Patelidas (7)	272,000	1.62	0	272,000	1.62
Roy Perry	500	0.00	500	0	0
Marc Podel	10,000	0.06	10,000	0	0
Sam Polito	500	0.00	500	0	0
Maurice Porter	500	0.00	500	0	0
Natalie Rasmussen (4)	1,000,500	5.97	1,000,500	0	0
Patty Rasmussen (4)	500	0.00	500	0	0
Royce Rasmussen (4)	500	0.00	500	0	0
Kenneth J. Rawlinson	20,000	0.12	20,000	0	0
Alan Shinderman	1,600,000	9.26	100,000	1,500,000	8.69
Jon Kenneth Rude	500	0.00	500	0	0
Adam J. Stormwind	10,000	0.06	10,000	0	0
Tanya Taibi	2,000	0.01	2,000	0	0
Elisha Trainer (5)	500	0.00	500	0	0
Mark Trainer (5)	500	0.00	500	0	0
Mary Jo Wiepert (6)	500	0.00	500	0	0
Thomas Wiepert (6)	500	0.00	500	0	0

[1]	Assuming that all 2,366,500 shares registered are sold.
[2]	All In Allen LLC is owned by Jeffery Dambrosia, 7285 Dean Martin Dr., Las Vegas NV 89118
(3)	Rocco and Lucy Attolios are husband and wife
[4]	Royce and Patty Rasmussen are husband and wife, Natalie is their daughter
[5]	Mark and Elisha Trainer are father and daughter
[6]	Thomas and Mary Jo Wiepert were husband and wife (Mary Jo has recently past away).
[7]	Antonio Patelidas is a former Officer and Director

Holders of Record

We have 56 shareholders of record.

On October 2, 2013 the Company issued 12,000,000 shares of its common stock to its President and Director, recorded at a cost of $12,000.
On December 18, 2013, the Company issued 90,000 shares of its common stock, recorded at a cost of $0.50 per share, to a consultant, for services provided.
On December 19, 2013 the Company issued 73,500 shares of its common stock to 34 investors for $0.50 per share.
On December 31, 2013, the Company issued 10,000 shares of its common stock to 1 investor for $0.50 per share.

On December 31, 2013, the Company issued 200,000 shares of its restricted stock to its Treasurer, recorded at a cost of $0.50 per share.
On January 14, 2014, the Company issued 47,500 shares of its common stock to 6 individuals, recorded at a cost of $0.50 per share.
On January 16, 2014, the Company issued 120,000 shares of its common stock to 2 individuals, at a recorded cost of $0.50 per share.
On February 6, 2014, the Company issued 2,000,000 shares of its common stock, recorded at a cost of $0.50 per share, to a consultant, for services provided.
On February 6, 2014, the Company issued 220,000 shares of its common stock to three individuals, at a recorded cost of $0.50 per share.
On February 19, 2014, the Company issued 2,000,000 shares of its common stock, recorded at a cost of $0.001 per share, to a consultant, for services provided for corporate development and facilitation of business plan implementation.
On February 19, 2014, the Company issued 20,000 shares of its common stock to three individuals, at a recorded cost of $0.50 per share.
On March 17, 2014, the Company issued 220,000 shares of its common stock to three individuals, at a recorded cost of $0.50 per share.
On March 28, 2014, May 28, May 30 and June 5, all of 2014, the Company issued 5,000; 10,000; 5,000; and 500,000 shares of its common stock to four individuals, for services rendered, at a recorded cost of $0.50 per share.

In connection with the foregoing transactions, we provided the following to all investors:

•	A copy of the Private Placement Memo
•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 2,366,500 shares of common stock. The selling shareholders will offer their shares at $.50 per share. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position

Ron Camacho	55	President, Secretary, Treasurer and Director

Ron Camacho, President, Secretary, Treasurer and Director

As our President, Secretary, Treasurer and sole director, Ron Camacho is responsible for the day-to-day management of the Company, administrative functions and corporate filings, and for the continued strategic evolution of its business. He brings to the Board his several years of experience in organizing and managing corporations. He currently devotes up to ten hours per week (25% of his time) to the Company. Ron Camacho is an experienced entrepreneur that currently owns and operates his own business, which has been successfully in business for over 13 years. Mr. Camacho is President of Camacho, Inc. and Eron, Inc., which are involved in the sale of health products, where he devotes 60% of his time, and Secretary of WSCG Inc., an internet based health product sales firm, where he devotes 5 % of his time. Mr. Camacho is responsible for managing all aspects of his company businesses and overseeing research, development and marketing.

Mr. Camacho’s involvement with these companies does not result in any current or potential conflicts of interest with the company because none of them are in a similar business, and are staffed sufficiently to handle day to day operations.

Mr. Camacho was previously an Officer or Director of several other companies which are no longer in business. They were Action Poker, LLC; Desert Haven, Inc.; Game Buddy, Inc.; High Equity Holdings, LLC; P.G.C. LLC and Shop by Phone, Inc.

His experience qualifies him to be and Officer and Director of Reraise Gaming Corporation.

Family Relationships and Other Matters

There are no family relationships between any of our shareholders and our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
•Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
•Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We have one member of our board of directors, Ron Camacho who also serves as our President, Secretary, Treasurer and majority shareholder. Mr. Camacho is not “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

Title of class	Name , address & position (if applicable) of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Ron Camacho, President, CEO and Secretary (Includes All in Allen)	6,000,000	34.7%
Common	Total all executive officers and directors (1 persons)	6,000,000	34.7%

Common	5% Shareholders
	All in Allen, LLC, 7285 S. Dean Martin Dr. # 100, Las Vegas, NV 89118	6,000,000	34.7%
	Elena Baldina, 10259 Glimmering Star Dr., Las Vegas, NV 89178	1,000,000	5.8%
	Natalie Rasmussen, 4543 Weitzman Place, Las Vegas, NV 89141	1,000,050	5.8%
	Alan Shinderman, 6623 Las Vegas Blvd S #256, Las Vegas, NV 89119	1.600,000	9.3%

We are not registering shares held by our officers and directors. The chart above is based upon 17,271,000 shares outstanding. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table are subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. As of June 30, 2014 there are 17,271,000 shares of our common stock issued and outstanding held by 56 stockholders of record.

Common Stock

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Upon our liquidation or dissolution, the assets legally available for distribution to holders of shares of the common stock, after payment of all of our obligations, are distributable ratably among the holders of the then outstanding common stock.

All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

We have no authorized preferred stock at this time.

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•
the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

INTEREST OF NAMED EXPERTS

The financial statements from October 2, 2013 (inception) through December 31, 2013, included in this prospectus have been audited by L. L. Bradford independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Fredrick C. Bauman Esq. Mr. Bauman does not own stock in the Company

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

We were incorporated in the state of Nevada on October 2, 2013, to engage in the development and sale of poker games for the gaming industry.

Our principal executive office is located at 7285 S. Dean Martin Dr # 100, Las Vegas, NV 891118 and our telephone number 702-514-7111.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Since our inception on October 2, 2013, through June 30, 2014 we raised an aggregate of $41,751 from the sale of our common stock. Since our inception through June 30, 2014 we generated no revenues. From October 2, 2013 (inception) to June 30, 2014, we have a net loss of $2,669,603.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; and (iii) development of our poker games.

We plan to develop and license poker games for the Gaming Industry.

The Company currently owns and has patents and patent pending on various poker games as well as several games we are developing and have in the pipeline. Each of our specific games corresponds with a different segment of the poker market: video poker, brick and mortar, as well as online poker.  We currently own the poker games Sin City Hold ‘Em, Royal Hold ’Em and All Flop Hold ’Em.  We currently are developing a game called Back Jack. We acquired the games we own through an agreement with Mr. Patelidas described throughout this prospectus. We intend to license our games to the gaming industry.  We will be working through various channels within the gaming industry to bring these proprietary games to market in a timely fashion.

Revenue

It is difficult to predict with any accuracy the revenue that any one game will generate. The main factors determining the commercial success of a game include public taste, artistic merit, competition from other games released at the same time, the quality of the script, the quality of the cast, the quality of the director and other parties, etc. Even if a game looks like it will be a commercial success "on paper", there is still no accurate method of determining the levels of revenue the game will generate.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; and (iii) development of our poker games. We currently have 12 games developed or under development.

From inception until June 30, 2014 we raised an aggregate of $41,751 from the sale of our common stock. We used the proceeds of the offering for working capital. We will require additional funding to implement our business plan and achieve cash flow from operations. If we are unable to raise additional funding our business could fail.

Employees and Consultants

We have 1 employee who is also our sole officer and director. Our President, Secretary, Treasurer and sole director, Ron Camacho oversees our day to day operations and product development.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Location

Our offices are located at 7285 S. Dean Martin Dr., #100, Las Vegas, NV 89118. Our mailing address is 7582 Las Vegas Blvd South, Ste 213, Las Vegas, NV 89123-1060.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents and Trademarks

We currently have obtained trademarks and patents. We anticipate filing copyright and/or trademark applications related to our assets over the next 12 months.

Competitive Business Conditions

The poker game market is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of our poker games and their enhancements, functionality, performance, reliability, customer service and support and marketing efforts. Due to the relatively low barriers to entry in the poker game market, we expect additional competition from other emerging companies. Many of the Company’s existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development and promotion of their games. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Government Approvals

We are not required to obtain governmental approval of our products.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Backlog of Orders

We have no backlog of orders.

Seasonal Aspect of our Business

None of our products are affected by seasonal factors.

Status of any Publicly Announced New Product or Service

We do not have any publicly announced new product or service.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Nevada on October 2, 2013, to engage in the development and distribution of poker games. We have generated no revenues from business operations. Our independent registered public accounting firm has issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business unless we obtain additional capital to pay our ongoing operational costs. Accordingly, we must locate sources of capital to pay our operational costs.

We are in the development stage of our business plan. We are currently working with potential sponsors of our card games and the U.S. Patent office before we start promoting or games.  In the next 12 months we anticipate developing and or purchasing additional games for our game portfolio. Every game will require a different approach to add to our portfolio including the issuance of our stock to acquire them. We anticipate when we have reached our goal of several new games in our portfolio we will have a strong portfolio to make available to the general public and begin to charge a fee for downloads of our games via ITunes and our web page Reraisegaming.com.

Our detailed plan of operation consists of identifying the game, applying for patents and trademarks, apply for international patents and trademarks, obtain mathematical analysis to determine the value of the game and market the game to the gaming industry.  Each game will need a different degree of development and financing as no two games are alike.  On average each game will take between 12 and 18 months to reach its final stage.  We will need traditional funding and anticipate hiring a brokerage firm registered with FINRA to assist us in meeting our funding needs.  We have currently not discussed our plan with any brokerage firms.

Results of Operations

From inception (October 2, 2013) through June 30, 2014, our business operations have primarily been focused on developing our business plan and developing our first products.

From inception (October 2, 2013) through June 30, 2014, we incurred expenses of approximately $2,669,603 on costs and expenses primarily for Professional Fees and General and Administrative costs. All cash held by us is the result of a loan from our President and the sale of common stock to our President, and 45 accredited, non-affiliated investors.

As of June 30, 2014, we had cash on hand of $29,359 which is sufficient to pay for our operating costs for one year. If we are unable to generate sufficient revenues or raise additional monies to fund our operations we will be unable to complete development of our products and may be forced to cease operations.

We have generated no revenues to date from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent on organizational matters and development of our first product.

Our results of operations are summarized below:

October 2, 2013 (Inception)
To June 30, 2014
Revenue	$-0-
Expenses	$2,669.603
Net Loss	$2,669.603
Net Loss per Share - Basic and Diluted	(0.15)
Weighted Average Number Shares Outstanding - Basic and Diluted	15,811,884

Liquidity and Capital Resources

From October 2, 2013 (inception) through June 30, 2014 we raised $41,750 from the sale of 83,500 common shares to 35 investors for cash consideration.

Our current cash on hand as of June 30, 2014 was $29,359, which will be used to meet our current monthly operating costs of $2,000 per month.

Through June 30, 2014, we incurred $2,422,950 on general and administrative operating expenses. As of June 30, 2014, we had accounts payables and notes payable totaling $56,596, due to a related party.

We currently have no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

SIGNIFICANT ACCOUNTING POLICIES

We report revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

Use of estimates - Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Software development costs - Costs incurred in connection with the development of software products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.”  Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market but may be expensed if the Company is in the development stage.  Amortization of capitalized software development costs begins upon initial product shipment. Capitalized software development costs are amortized over the estimated life of the related product (generally thirty-six months), using the straight-line method. The Company evaluates its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of software assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset.  If such software assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the software asset.  During the period from October 4, 2013 (inception) to October 31, 2013, the Company did not capitalize any software development costs.

Revenue recognition – The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.

Stock-based compensation - The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The Company accounts for non-employee share-based awards in accordance with ASC Topic 505-50.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires us to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

PER SHARE INFORMATION

We compute net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Sole Director has determined that he is not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, our sole director is not independent.

On December 31, 2013, the Company accrued expenses for $30,000 for services provided by its Director.

The Company has borrowed $1,500 from the Company’s President and Director.  The non interest bearing loan, at December 31, 2013, was borrowed as an open line of credit and is subject to repayment at the will of the lender.

On October 2, 2013 the Company issued 12,000,000 shares of its common stock to its President and Director, recorded at a cost of $12,000.

On December 31, 2013, the Company issued 200,000 shares of its common stock to its Director* for services, recorded at a cost of $100,000.

On December 31, 2013, the Company recorded stock payable for $50,000 for services provided by its Director*.

•	This director has since resigned.

 PROMOTERS AND CONTROL PERSONS

Ron Camacho is the organizer and control person of the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.
Sales of our common stock under Rule 144.

We presently have 16,756,000common shares outstanding. Of these shares 2,366,500 common shares are held by non-affiliates and 12,272,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We are registering 2,366,500 common shares held by non-affiliates. We are not registering shares held by affiliates. The remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 56 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

 Transfer Agent

Our transfer agent is Quicksilver Stock Transfer located at 6623 Las Vegas Blvd, South, Ste #255 Las Vegas, NV  89119. Their telephone number is 702-629-1883.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2014, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2014, including a Form 10-K for the year ended December 31, 2014, assuming this registration statement is declared effective before that date. At or prior to December 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on October 31, 2014. If we do not file a registration statement on Form 8-A at or prior to October 31, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

Currently, our sole officer and director receives no compensation for his services during the development stage of our business operations.  Nevertheless, a former director, Antonio Patelidas, did receive $30,000 of compensation.  He is reimbursed for any out-of-pocket expenses that he may incur on the Company’s behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Mr. Camacho has agreed to provide his services at no cost until funds are available and a compensation committee has been established.

Our former Director. Mr. Patelidas, received fees for service as stock, but was not compensated as an officer or director.

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer for all services rendered in all capacities to us for the year ended December 31, 2013, the first fiscal year since our inception.

Name	Position	Year	Salary	Bonus	Stock Awards	Option	Non-equity incentive plan compensation	Non- qualified deferred compens ation	All other Compensation	Total
Ron Camacho	Chief Executive Officer, Sole Director	2013	0	0	0	0	0	0	0	0
Antonio Patelidas	Former Director	2013	$30,000	0	$150,000	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END December 31, 2013

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ron Camacho	0	0	0	0	0	0	0	0	0
Antonio Patelidas	0	0	0	0	0	0	0	0	0

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

RERAISE GAMING CORPORATION
(A Development Stage Company)

Contents
Period October 2, 2013 (Inception) to December 31, 2013	Pages

Financial Statements

Report of Independent Registered Public Accounting Firm	31

Balance Sheet	32

Statement of Operations	33

Statement of Cash Flows	34

Statement of Changes in Stockholders’ Equity	35

Notes to Financial Statements	36-40

Period January 1, 2014 to June 30, 2014 (unaudited)

Financial Statements

Balance Sheet at June 30, 2014 and December 31, 2013	41

Statement of Operations for three months ended June 30, 2014 and six months ended June 30, 2014	42

Statement of Cash Flows for the six months ended June 30, 2014	43

Notes to Financial Statements	44-48

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Reraise Gaming Corp.

We have audited the accompanying balance sheet of Reraise Gaming Corp. as of December 31, 2013 and the related statement of operations, stockholders’ deficit, and cash flows for the period from October 2, 2013 (inception) through December 31, 2013.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reraise Gaming Corp. as of December 31, 2013 and the results of its operations, stockholders’ deficit, and cash flows for the period from October 2, 2013 (inception) through December 31, 2013 in conformity accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford &Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada
February 28, 2014

Reraise Gaming Corporation
(a Development Stage Company)
Balance Sheet

December 31,
2013
Assets
Current assets:
Cash	$33,655
Total current assets:	33,655

Total assets	$33,655

Liabilities and Stockholders' Equity
Current liabilities
Accrued expense- related party	$30,000
Note payable - related party	1,500
Total liabilities	31,500

Stockholder's equity
Common stock, 100,000,000 shares authorized, at
$0.001 par value, 12,373,500 shares outstanding
as of December 31, 2013	12,374
Common stock payable-related party	50,000
Additional paid in capital	186,376
Accumulated deficit	(246,595)
Total stockholders' equity	2,155

Total liabilities and stockholders' equity	$33,655

The accompanying notes are an integral part of these financial statements

Reraise Gaming Corporation
(a Development Stage Company)
Statement of Operations

Inception
(October 2, 2013)
through
December 31,
2013
Operating expenses
General and administrative	$4,595
Professional fees - related party	197,000
Professional fees	45,000
Total operating expenses	246,595

Net operating (loss)	(246,595)

Loss before provision for income taxes	(246,595)

Net loss	$(246,595)

Basic and diluted loss per share	$(0.02)

Weighted average shares outstanding
Basic and diluted	12,022,800

The accompanying notes are an integral part of these financial statements

Reraise Gaming Corporation
(a Development Stage Company)
Statement of Cash Flow

Inception
(October 2, 2013)
through
December 31,
2013
Cash flows from operating activities
Net (loss)	$(246,595)
Adjustments to reconcile net loss to cash
used in operating activities
Common stock issued for services	207,000
Change in assets and liabilities-
Increase in accrued expenses-related party	30,000
Net cash used in operating activities	(9,595)

Cash flows from financing activities
Proceeds from sale of common shares	41,750
Proceeds from note payable-related party	1,500
Net cash provided by financing activities	43,250

Increase in Cash	33,655

Cash, beginning	-

Cash, ending	$33,655

Supplementary information
Cash paid:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements

Reraise Gaming Corporation
(a Development Stage Company)
Statement of Stockholders' Equity

	Common shares		Stocks payable	Additional paid	Accumulated	Stockholders'
	Shares	par value		in capital	deficit	equity

Balance, Inception (October 2, 2013)	-	$-	$-	$-	$-	$-
Common stock issued to founder	12,000,000	12,000	-	-	-	12,000
Common stock sold for cash	83,500	84	-	41,666	-	41,750
Common stock issued for services-related party	290,000	290	-	144,710	-	145,000
Common stock payable for services-related party	100,000	-	50,000	-	-	50,000
Net loss	-	-	-	-	(246,595)	(246,595)

Balance, December 31, 2013	12,473,500	$12,374	$50,000	$186,376	$(246,595)	$2,155

The accompanying notes are an integral part of these financial statements

Reraise Gaming Corporation
(a Development Stage Company)
Notes to Financial Statements
For the period from inception
(October 2, 2013) through December 31, 2013

NOTE 1 - ORGANIZATION AND OPERATIONS

Reraise Gaming Corporation (Reraise) located in Las Vegas, Nevada, was incorporated on October 2, 2013, in the State of Nevada. As of December 31, 2013 the Company is in the process of acquiring a variety of poker games with patents pending, in addition to those we are developing. Each of the games has been acquired or is being developed for different segments of the poker market, namely video poker, brick and mortar, as well as online poker.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less which are not securing any corporate obligations. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from outstanding balances.  As of December 31, 2013 the Company had not generated any revenue therefore the accounts receivable balance was nil.  An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectable based on historical experience and management’s evaluation of outstanding accounts receivable at the end of the period. Bad debts are written off against the allowance when identified. The Company determined that no allowance was required as at December 31, 2013.

Prepaid Expenses
Prepaid expenses consist primarily of short-term prepaid expenditures that will amortize within one year.

Revenue Recognition
The Company recognizes revenue when it is realized or realizable and earned, and therefore only recognizes revenue on sales once those sales meet the following requirements, in accordance with the contracts entered into with its customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONINTUED

Revenue Recognition, continued

The contracts must meet all of the following four criteria in order to recognize revenue:
•	Persuasive evidence of an arrangement exists
•	Delivery has occurred
•	The sales price is fixed or determinable
•	Collection is reasonably assured

Payments received in advance of satisfaction of the relevant criteria for revenue recognition are recorded as advances from customers.

Cost of Sales
Cost of sales is the direct cost associated with the earning of revenue and predominantly includes the cost of delivering the “game” to the customer, including permits, licenses, payroll and payroll related costs and the cost of the infrastructure to support the delivery.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded December 31, 2013.

Stock-Based Compensation

The Company records stock-based compensation at fair value as of the date of grant and recognizes the corresponding expense over the requisite service period (usually the vesting period), utilizing the Black-Scholes option-pricing model. The volatility component of the calculation is based on the historic volatility of the Company’s stock or the expected future volatility. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONINTUED

Loss per Common Share

Basic earnings per share are calculated dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, warrants and options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  There were no dilutive shares, options or warrants outstanding as of December 31, 2013.

Recently Adopted Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Year-end
The Company has adopted December 31, as its fiscal year end.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. As a result, the Company incurred accumulated net losses from inception (October 2, 2013) through the period ended December 31, 2013 of $246,595. In addition, the Company’s development activities since inception have been financially sustained through capital contributions from a note holder.

 The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4- INTELLECTUAL PROPERTY

The Company entered into an agreement to purchase, three newly developed poker games, from an individual who was an officer of the company, and who resigned from that position as a condition of the agreement.  The purchase price was $35,000 plus 300,000 of the Company’s restricted common stock. The shares were recorded at a cost of $0.50 per share and in compliance with GAAP the total amount of $150,000 was expensed as professional fees. The $35,000 cash portion of the purchase price of the three games referenced was recorded as an expense and included in the $197,000 of professional fees.  The individual to whom the payments were made had been a director previous to entering into a Purchase agreement with the company and was unable to document his costs of developing the games and was also unable to provide the Company with valid patents, as they had expired and had not been renewed, as required by that Purchase agreement.

NOTE 5- RELATED PARTY TRANSACTIONS

On December 31, 2013, the Company accrued expenses for $30,000 for services provided by its Director.

The Company has borrowed $1,500 from the Company’s President and Director.  The non interest bearing loan, at December 31, 2013, was borrowed as an open line of credit and is subject to repayment at the will of the lender.

On October 2, 2013 the Company issued 12,000,000 shares of its common stock to its President and Director, recorded at a cost of $12,000.

On December 31, 2013, the Company issued 200,000 shares of its common stock to its Director for services, recorded at a cost of $100,000.

On December 31, 2013, the Company recorded stock payable for $50,000 for services provided by its Director.

NOTE 6 - STOCKHOLDERS’ EQUITY

On October 2, 2013 the Company issued 12,000,000 shares of its common stock to its President and Director, recorded, as profession fees, at a cost of $12,000.

On December 18, 2013, the Company issued 90,000 shares of its common stock, recorded, as professional fees, at a cost of $0.50 per share, or a total cost of $45,000, to a consultant, for professional services provided.

On December 19, 2013 the Company issued 73,500 shares of its common stock to 34 investors for $0.50 per share, or a total of $36,250 to be utilized as working capital.

On December 31, 2013, the Company issued 10,000 shares of its common stock to 1 investor for $0.50 per share, or a total of $5,000 to be utilized as working capital.

On December 31, 2013, the Company issued 200,000 shares of its common stock to its Director for services, recorded at a cost of $100,000.

On December 31, 2013, the Company recorded stock payable of 100,000 of its common restricted stock for $50,000 for professional services provided by a previous officer and Director.  The shares were subsequently issued on January 14, 2014.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued and has not identified any reportable events.

Reraise Gaming Corporation
Balance Sheet
(unaudited)

	June 30	December 31,
	2014	2013
Assets
Current assets
Cash	$29,359	$33,655
Total current assets	29,359	33,655

Long term assets
Interactive web site	5,135	-
Total long term assets	5,135	-
Total assets	$34,494	$33,655

Liabilities and Stockholders' Equity
Current liabilities
Accrued expense- related party	$30,000	$30,000
5% Secured note payable	25,096	-
Note payable - related party	1,500	1,500
Total liabilities	56,596	31,500

Stockholders' equity
Common stock, 100,000,000 shares authorized, at
$0.001 par value, 17,271,000 and 12,363,500 shares
outstanding as of June 30, 2014 and December 31, 2013,
respectively	17,271	12,374
Common stock payable-related party	-	50,000
Additional paid in capital	2,630,229	186,376
Accumulated deficit	(2,669,602)	(246,595)
Total stockholders' equity	(22,102)	2,155

Total liabilities and stockholders' equity	$34,494	$33,655

The accompanying notes are an integral part of these financial statements

Reraise Gaming Corporation
Statement of Operations
(unaudited)

	Three months	Six months
	ended	ended
	June 30.	June 30,
	2014	2014
Operating expenses
General and administrative	$273,267	$2,418,355
Professional fees	2,803	4,653
Total operating expenses	276,070	2,423,008

Net operating (loss)	(276,070)	(2,423,008)

Loss before provision for income taxes	(276,070)	(2,423,008)

Net loss	$(276,070)	$(2,423,008)

Basic and diluted loss per share	$(0.02)	$(0.15)

Weighted average shares outstanding
Basic and diluted	14,713,000	15,811,884

The accompanying notes are an integral part of these financial statements

Reraise Gaming Corporation
Statement of Cash Flow
(unaudited)

Six months
ended
June 30,
2014
Cash flows from operating activities
Net (loss)	(2,423,008)
Adjustments to reconcile net loss to cash
used in operating activities
Common stock issued for services	2,393,750
Depreciation	465
Change in assets and liabilities-
Increase in accrued expenses-related party	-
Net cash used in operating activities	(28,793)

Cash flows from investing activities
Acquisition of interactive web site	(5,600)
Net cash used in investing activities	(5,600)

Cash flows from financing activities
Proceeds from sale of common shares	5,000
Proceeds from sale of note payable	25,096
Proceeds from note payable-related party	-
Net cash provided by financing activities	30,096

Increase (decrease) in Cash	(4,297)

Cash, beginning	33,655

Cash, ending	$29,359

Supplementary information
Cash paid:
Interest	$-
Income taxes	$-

Supplementary disclosure for non cash financing and
investment activity
Common shares issued for services	$2,393,750

The accompanying notes are an integral part of these financial statements

Reraise Gaming Corporation
Notes to Financial Statements
(unaudited)
For the six months ended June 30, 2014

NOTE 1 - ORGANIZATION AND OPERATIONS

Reraise Gaming Corporation (Reraise) located in Las Vegas, Nevada, was incorporated on October 2, 2013, in the State of Nevada. As of December 31, 2013 the Company is in the process of acquiring a variety of poker games with patents pending, in addition to those we are developing. Each of the games has been acquired or is being developed for different segments of the poker market, namely video poker, brick and mortar, as well as online poker.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less which are not securing any corporate obligations. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable
Accounts receivable are stated at the amount management expects to collect from outstanding balances.  As of December 31, 2013 the Company had not generated any revenue therefore the accounts receivable balance was nil.  An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectable based on historical experience and management’s evaluation of outstanding accounts receivable at the end of the period. Bad debts are written off against the allowance when identified. The Company determined that no allowance was required as at June 30, 2014.

Prepaid Expenses
Prepaid expenses consist primarily of short-term prepaid expenditures that will amortize within one year.

Revenue Recognition
The Company recognizes revenue when it is realized or realizable and earned, and therefore only recognizes revenue on sales once those sales meet the following requirements, in accordance with the contracts entered into with its customers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONINTUED

Revenue Recognition, continued
The contracts must meet all of the following four criteria in order to recognize revenue:
•	Persuasive evidence of an arrangement exists
•	Delivery has occurred
•	The sales price is fixed or determinable
•	Collection is reasonably assured

Payments received in advance of satisfaction of the relevant criteria for revenue recognition are recorded as advances from customers.

Cost of Sales
Cost of sales is the direct cost associated with the earning of revenue and predominantly includes the cost of delivering the “game” to the customer, including permits, licenses, payroll and payroll related costs and the cost of the infrastructure to support the delivery.

Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded December 31, 2013.

Stock-Based Compensation
The Company records stock-based compensation at fair value as of the date of grant and recognizes the corresponding expense over the requisite service period (usually the vesting period), utilizing the Black-Scholes option-pricing model. The volatility component of the calculation is based on the historic volatility of the Company’s stock or the expected future volatility. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONINTUED

Loss per Common Share
Basic earnings per share are calculated dividing income available to common stockholders by the weighted average number of common shares outstanding.  Diluted earnings per share are based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, warrants and options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  There were no dilutive shares, options or warrants outstanding as of June 30, 2014.

Recently Adopted Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Year-end
The Company has adopted December 31, as its fiscal year end.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and marketing. As a result, the Company incurred accumulated net losses from inception (October 2, 2013) through the period ended December 31, 2013 of $246,595 and $2,669,602 for the six months ended June 30, 2014 of which $2,393,750 was the result of compensation in the form of stock issuances for consulting and other services.  In addition, the Company’s development activities since inception have been financially sustained through the sale of capital stock and capital contributions from a note holder.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4- INTELLECTUAL PROPERTY

The Company entered into an agreement to purchase, three newly developed poker games, from an individual who was an officer of the company and who resigned from that position as a condition of a mutually acceptable agreement.  The purchase price was $35,000 plus 300,000 of the Company’s restricted common stock. The shares were recorded at a cost of $0.50 per share and in compliance with GAAP the total amount of $150,000 was expensed as professional fees.

NOTE 5 – NOTE PAYABLE

On June 2, 2014 the Company borrowed $25,000 from a lender with interest of 5% repayable in one payment of $26,250, on June 1, 2015.  In the event of default, the note is secured by not less than 2,000,000 shares of the Company’s common stock.

NOTE 6- RELATED PARTY TRANSACTIONS

On December 31, 2013, the Company accrued expenses for $30,000 for the payment of  services provided by its Director.

The Company has borrowed $1,500 from the Company’s President and Director.  The non interest bearing loan, at December 31, 2013, was borrowed as an open line of credit and is subject to repayment at the will of the lender.

On October 2, 2013 the Company issued 12,000,000 shares of its common stock to its President and Director, recorded at a cost of $12,000.

On December 31, 2013, the Company issued 200,000 shares of its common stock to its Director for services, recorded at a cost of $100,000.

On December 31, 2013, the Company recorded stock payable for $50,000 for services provided by its Director.

NOTE 7 - STOCKHOLDERS’ EQUITY

On October 2, 2013 the Company issued 12,000,000 shares of its common stock to its President and Director, recorded, as profession fees, at a cost of $12,000.

On December 18, 2013, the Company issued 90,000 shares of its common stock, recorded, as professional fees, at a cost of $0.50 per share, or a total cost of $45,000, to a consultant, for professional services provided.

On December 19, 2013 the Company issued 73,500 shares of its common stock to 34 investors for $0.50 per share, or a total of $36,250 to be utilized as working capital.

On December 31, 2013, the Company issued 10,000 shares of its common stock to 1 investor for $0.50 per share, or a total of $5,000 to be utilized as working capital.

On December 31, 2013, the Company issued 200,000 shares of its common stock to its Director for services, recorded at a cost of $100,000.

On December 31, 2013, the Company recorded stock payable of 100,000 of its common restricted stock for $50,000 for professional services provided by a previous officer and Director.  The shares were subsequently issued on January 14, 2014.

On January 14, 2014, the Company issued 47,500 of its common restricted stock to five individuals for services, recorded at a cost of $0.50 per share, or a total cost of $23,750.

On February 6, 2014, the Company issued 2,200,000 of its common stock to two individuals for services, recorded at a cost of $0.50 per share or a total cost of $1,100,000 and 10,000 of its common restricted stock to one individual for $0.50 per share or total proceeds of $5,000.

On February 19, 2014, the Company issued 2,020,000 of its common stock to two individuals for services, recorded at a cost of $0.50 per share or a total cost of $1,010,000.

On March 28, May 28, May 30 and June 5, all 2014 the Company issued 5,000, 10,000, 5,000 and 500,000 shares of its restricted common stock to four individuals, for services rendered,  at a cost of $0.50 per share or a total cost of $260,000.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued and has not identified any reportable events.

PROSPECTUS – SUBJECT TO COMPLETION DATED ________________, 2014
RERAISE GAMING CORPORATION

Selling shareholders are offering up to 2,366,500 shares of common stock. The selling shareholders will offer their shares at $.50 per share

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

Item	Amount
SEC Registration Fee	$166.
Legal Fees and Expenses*	$20,000
Accounting Fees and Expenses*	$12,500
Miscellaneous*	$5,000
Total*	$37,666
*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities:

On October 2, 2013 the Company issued 12,000,000 shares of its common stock to its President and Director, recorded, as profession fees, at a cost of $12,000.  6,000,000 of these shares were subsequently transferred to All in Allen, LLC.

On December 18, 2013, the Company issued 90,000 shares of its common stock, recorded, as professional fees, at a cost of $0.50 per share, or a total cost of $45,000, to a consultant, for professional services provided.

On December 19, 2013 the Company issued 73,500 shares of its common stock to 34 investors for $0.50 per share, or a total of $36,250 to be utilized as working capital.  The form of subscription agreement used for this private placement provided for a minimum offering size of $750,000.  The private placement was closed before $750,000 of subscriptions were received.  While these investors could have made a claim for refund of their investments, none of them have made such a claim, and they are included in the selling shareholders for this offering.

On December 31, 2013, the Company issued 10,000 shares of its common stock to 1 investor for $0.50 per share, or a total of $5,000 to be utilized as working capital.

On December 31, 2013, the Company issued 200,000 shares of its common stock to its Director for services, recorded at a cost of $100,000.

On December 31, 2013, the Company recorded stock payable of 100,000 of its common restricted stock for $50,000 for professional services provided by a previous officer and Director.  The shares were subsequently issued on January 14, 2014.

In addition to the above-referenced private placements, the company has issued a total of 358,000 restricted shares of its common stock to eight different different individuals as compensation for using the players name and likeness on the company's web site as a spokesperson for the company with a brief positive quote. These stock issuances were not registered based on the exemption provided by section 4(a)(2) of the 1933 Act.

Common Stock Offering For Cash Consideration

On October 2, 2013, we sold 12,000,000 shares of our common stock to our chief executive officer and director, Ron Camacho for the price of $.0001 per share or an aggregate of $12,000. On December 19, 2013 we sold 73,500 shares of our common stock to 34 investors for $0.50 per share or an aggregate of $36,750 On December 31, 2013 we sold 10,000 shares of our common stock to 1 investor for $0.50  per share or an aggregate of $5,000..

EXHIBITS

Exhibit 3	1 Articles of Incorporation*

2 Bylaws*

Exhibit 4	1 Form of Subscription Agreement*

Exhibit 5	1 Legal Opinion of Frederick C. Bauman Esq.*

Exhibit 23	1 Consent of L.L. Bradford
2 Consent of Frederick C. Bauman Esq. [See Exhibit 5.1]*

* Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada on October 28, 2014

Reraise Gaming Corporation

By:	/s/ Ron Camacho
Ron Camacho
Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

NAME	TITLE	DATE

/s/ Ron Camacho	President, Chief Executive Officer,
Ron Camacho	Chief Financial Officer, Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer	October 28, 2014